Exhibit 99.1

MetaBank® Serves as Agent for Distributing Prepaid Debit Cards as part of Economic Impact Program
Follows Successful Distribution of First and Second Round of EIP Prepaid Debit Cards

SIOUX FALLS, S.D., March 22, 2021 – Meta Financial Group, Inc.® (Nasdaq: CASH) (the “Company”) today announced that MetaBank®, N.A. (“MetaBank” or the “Bank”), a wholly-owned subsidiary of the Company, has again been asked to disburse Economic Impact Payments (“EIP”) through the distribution of prepaid debit cards under a program authorized by the U.S. Congress through the American Rescue Plan Act of 2021 (“ARP Act”).

Reinforced by the Company’s mission of enabling financial inclusion, the Bank will disburse approximately $11 billion of EIP on Bank-issued prepaid cards in the third round, with initial payments beginning after March 22, 2021. This distribution builds upon the stimulus provided in the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) from March 2020 and in the Consolidated Appropriations Act of 2021 (“CAA”) from December 2020. Under the CARES Act, the Bank disbursed $6.4 billion through the distribution of 3.6 million Bank-issued prepaid cards for the first round of EIP and, through the CAA, disbursed $7.1 billion of the second round of EIP through the distribution of 8.1 million Bank-issued prepaid cards.

Participation in the EIP program is expected to have a slightly positive impact on the Company’s earnings. As with the first and second round of EIP, the U.S. Department of the Treasury’s Bureau of the Fiscal Service, worked with MetaBank as the existing Financial Agent for the U.S. Debit Card and Digital Pay Program to provide an additional mechanism to deliver economic impact payments into the hands of qualifying individuals across the nation. As with the second round of EIP, the Bank is coordinating with the Office of the Comptroller of the Currency (the “OCC”) and the Federal Reserve and has been granted temporary exemption from its requirement to maintain minimum regulatory capital leverage ratios by the OCC due to distributing prepaid debit cards as part of the EIP program as listed above. The Bank expects to remain in good standing with regulatory agencies, will not be deemed as undercapitalized, and will not be under any regulatory restrictions due to participation in the card distribution program.

Additional information can be found in the 8-K filing dated March 22, 2021, that was filed by the Company with the Securities and Exchange Commission. For more information about EIP prepaid debit cards, please visit EIPCard.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating to the disbursement of EIP funds and the related effects on our financial statements and capital ratios. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

About Meta Financial Group, Inc.®
Meta Financial Group, Inc.® (Nasdaq: CASH) is a South Dakota-based financial holding company. Meta Financial Group’s subsidiary, MetaBank® N.A., is a financial enablement company that works to increase financial availability, choice, and opportunity for all. MetaBank strives to remove barriers that traditional institutions put in the way of financial access, and promote economic mobility by providing responsible, secure, high quality financial products that contribute to individuals and communities at the core of the real economy. Additional information can be found by visiting www.metafinancialgroup.com or www.metabank.com.

Investor Relations Contact
Brittany Kelley Elsasser
605-362-2423
bkelley@metabank.com

Media Relations Contact
mediarelations@metabank.com